UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

☒	Filed by the Registrant

☐	Filed by a Party other than the Registrant
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

OCUGEN, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

May 26, 2022

Dear Stockholder:

Ocugen, Inc.’s 2022 Annual Meeting of Stockholders is fast approaching and according to our latest records, you have not voted your shares at the time of mailing this letter. The meeting is scheduled to be held on June 7, 2022.

Again as a reminder, your Board of Directors unanimously recommends that stockholders vote “FOR ALL” directors nominated for election to the Board and “FOR” the other two agenda items.

Please help Ocugen avoid the expense of further solicitation by signing, dating and returning the enclosed proxy card today.

Thank you for your investment and for taking the time to vote your shares.

Sincerely,

Shankar Musunuri, Ph.D., MBA

Chairman of the Board and Chief Executive Officer

TIME IS SHORT AND YOUR VOTE IS IMPORTANT!

You can vote your shares by telephone, or via the Internet.

Please follow the easy instructions on the enclosed proxy card.

If you have any questions or need assistance in voting
your shares, please call our proxy solicitor:

INNISFREE M&A INCORPORATED,

TOLL-FREE at 1-877-750-8315.